JET GOLD CORP.

FINANCIAL STATEMENTS

May 31, 2008

(Prepared by management without audit)

Jet Gold Corp.

1102 – 475 Howe Street

Vancouver, B.C.

V6C 2B3

July 21, 2008

To the Shareholders of

Jet Gold Corp.

The attached unaudited financial statements have been prepared by management without review by the auditors of Jet Gold Corp.

Yours truly,

 “Robert L. Card”

__________________

Robert L. Card

President

JET GOLD CORP.

(An Exploration Stage Company)

Balance Sheets (note 1)

(Expressed in Canadian Dollars)

	May 31, 2008	August 31, 2007

Assets

Current
Cash and cash equivalents	$293,529	$40,463
Mineral exploration tax credit receivable (note 4)	35,415	35,415
Amounts receivable	4,195	8,427
Prepaid expenses	11,225	16,594

	344,364	100,899

Mineral Interests (notes 4, 5 and 7)	678,395	590,868
Mineral property advance	160,000	-
Oil and Gas Interests (notes 5, 6 and 7)	194,051	196,238
Equipment (note 8)	3,499	2,923

	$1,380,309	$890,928

Liabilities

Current
Accounts payable and accrued liabilities	$18,765	$33,112

Shareholders’ Equity

Capital Stock (note 9)	5,910,866	5,141,609
Share Subscriptions	-	18,750
Contributed Surplus (note 9(h))	582,501	475,791
Deficit	(5,131,823)	(4,778,334)

	1,361,544	857,816

	$1,380,309	$890,928

Subsequent Events (note 12)

Approved on behalf of the Board:

“Robert L. Card”

………………………………..…..……  Director

Robert L. Card

“Robert M. Kaplan”

…………………………………….……  Director

Robert M. Kaplan

See notes to financial statements

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JET GOLD CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

(Prepared by management without audit)

		9 – Month		9 – Month		3 – Month		3 – Month
		Ended		Ended		Ended		Ended
		May 31, 2008		May 31, 2007		May 31, 2008		May 31, 2007
EXPENSES	$		$		$		$
Legal, audit and accounting		28,264		25,409		15,114		12,239
Administrative and consulting fees		67,500		49,800		27,000		16,800
Transfer agent		4,571		1,835		1,823		593
Regulatory fees		15,083		11,350		9,619		5,735
Investor relations		-		60,702		-		16,910
Amortization		534		477		178		159
Office and miscellaneous		4,275		5,633		861		1,887
Printing and shareholder communications		14,243		6,859		12,263		3,306
Insurance		13,175		13,860		-		-
Stock based compensation		191,717		142,073		75,657		-
Rent		7,112		4,700		3,202		1,582
Travel		7,087		9,596		3,273		50
Operating expenses		353,561		332,294		148,990		59,261

LOSS BEFORE THE FOLLOWING		(353,561)		(332,294)		(148,990)		(59,261)

OTHER (INCOME) EXPENSES
Mineral property expenditures		-		(10,770)		-		(10,770)
Mineral property abandon		-		(94,019)		-		(94,019)
Interest income		72		11,510		37		680
INCOME (LOSS) FOR THE PERIOD		(353,489)		(425,573)		(148,953)		(163,370)

DEFICIT, BEGINNING OF PERIOD		(4,778,334)		(3,770,212)		(4,982,870)		(3,856,099)

DEFICIT, END OF PERIOD		$(5,131,823)		$(4,195,785)		$(5,131,823)		$(4,019,469)

EARNINGS (LOSS) PER SHARE		$(0.02)		$(0.02)		$(0.01)		$(0.01)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING		23,546,182		20,892,894		24,529,081		20,960,144

See notes to financial statements

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JET GOLD CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Prepared by management without audit)

		9 – Month		9 – Month		3 – Month		3 – Month
		Ended		Ended		Ended		Ended
		May 31, 2008		May 31, 2007		May 31, 2008		May 31, 2007
CASH PROVIDED BY (USED FOR)	$		$		$		$

OPERATING ACTIVITIES
Net income (loss) for the period		(353,489)		(425,573)		(148,953)		(176,316)
Less items not involving cash
Mineral property abandoned		-		94,019		-		-
Amortization		534		477		178		159
Stock based compensation		191,717		142,073		75,657		125,574
		(161,238)		(189,004)		(73,118)		(50,583)
Net change in non-cash working capital items
Amounts receivable and advances		4,232		(517)		(2,206)		(453)
Prepaid expenses		5,369		(11,904)		21,914		(7,440)
Accounts payable and accrued liab.		(14,347&		(23,807)		(18,999)		4,000
		(165,984)		(225,232)		(72,409)		(54,476)

FINANCING ACTIVITIES
Shares issued for cash, net of issue costs		625,500		199,000		492,500		23,750

		625,500		199,000		492,500		23,750

INVESTING ACTIVITIES
Oil and gas property		2,187		(225)		(2)		(225)
Fixed assets		(1,110)		(89,851)		-		(62,344)
Mineral property advances		(160,000)		-		(160,000)		-
Mineral property expenditures		(47,527)		(235,641)		(13,297)		(138,814)
		(206,450)		(325,717)		(173,299)		(201,383)

INCREASE (DECREASE) IN CASH		253,066		(351,949)		246,792		(232,109)

CASH, BEGINNING OF PERIOD		40,463		520,310		46,737		400,470

CASH, END OF PERIOD		$293,529		$168,361		$293,529		$168,361

See notes to financial statements

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JET GOLD CORP.

(An Exploration Stage Company)

Notes to Financial Statements

Quarter Ended May 31, 2008 and 2007

(Expressed in Canadian Dollars)

_____________________________________________________________________________________________________________________

1.

NATURE OF OPERATIONS

The Company is engaged in the exploration and development of mineral and oil and gas interests.  To date, the Company has not earned significant revenues and is considered to be in the exploration stage.

The recoverability of the amounts shown for mineral and oil and gas interests are dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain necessary financing to complete the development of the interests and upon future profitable production or proceeds from their disposition.

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business rather than through a process of forced liquidation.  The Company has incurred significant losses with an accumulated deficit of $5,131,823 (2007 - $4,195,785) and at May 31, 2008 has a working capital (an excess of current assets over current liabilities) of $323,599 (2007 - $214,760).  The Company’s ability to continue as a going-concern is in substantial doubt and is dependent upon its ability to receive continued financial support, complete public equity financing or generate profitable operations in the future.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going-concern.

2.

SIGNIFICANT ACCOUNTING POLICIES

(a)

Basis of presentation

The accompanying unaudited interim financial statements are prepared in accordance with generally accepted accounting principles (“GAAP”) in Canada with respect to the preparation of interim financial statements.  Accordingly, they do not include all of the information and disclosures required by Canadian GAAP in the preparation of annual financial statements.  The accounting policies used in the preparation of the accompanying unaudited interim financial statements are the same as those described in the annual financial statements and the notes thereto for the year ended August 31, 2007.  In the opinion of management, all adjustments considered necessary for fair presentation have been included in these financial statements.  The interim financial statements should be read in conjunction with the Company’s financial statements including the notes thereto for the year ended August 31, 2007.

(b)

Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period.  Actual results could differ from these estimates.

3.

FINANCIAL INSTRUMENTS

(a)

Fair value

The carrying values of cash and cash equivalents, amounts receivable, and accounts payable and accrued liabilities approximate their fair values because of the short-term maturity of these financial instruments.

(b)

Interest rate risk

The Company is not exposed to significant interest rate risk due to the short-term maturity of its monetary assets and liabilities.

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JET GOLD CORP.

(An Exploration Stage Company)

Notes to Financial Statements

Quarter Ended May 31, 2008 and 2007

(Expressed in Canadian Dollars)

_____________________________________________________________________________________________________________________

(c)

Credit risk

The Company is exposed to credit risk with respect to its cash; however, this is minimized as cash is placed with major financial institutions.

(d)

Derivatives – mineral properties

The Company retains and/or has obligations related to certain carried interest rights and net smelter royalties, the value of which is derived from future events and commodity prices.  These rights are derivative instruments.  However, the mineral interests to which they relate are not sufficiently developed to reasonably determine value.

4.

MINERAL INTERESTS

Expenditures incurred on the Company’s mineral properties during the years ended August 31, 2007 and 2006 and period ending May 31, 2008 are as follows:

	Set Ga
	Done	Naskeena	Atlin		Kshish	Total

Balance, August 31, 2006	$503,907	$134,914	$104,019		$-	$742,840

Acquisition costs	-	151,000	-			151,000
Exploration costs
Drilling	-	209,926	-			209,926
License	-	31,199	-			31,199
Geological	-	28,723	-			28,723
Trenching	-	22,677	-			22,677
Mapping	-	19,878	-			19,878
Field	-	9,360	8,605			17,965

Total additions during year	-	472,763	8,605			481,368

Mineral expenditure tax credits	-	(34,396)	(1,019)			(35,415)

Mineral interests written down	(503,907)	-	(94,018)			(597,925)

Balance, August 31, 2007	$-	$573,281	$17,587	$		$590,868
Acquisition costs	-	-	-		46,495	46,495
Exploration costs	-	-	-		-	-
Bond					4,000	4,000
Drilling	-	10,234	-		-	10,234
Geological	-	-	-		-	-
Trenching	-	-	-		-	-
Mapping	-	11,951	-		1,351	13,302
Field	-	12,568	-		928	13,496

Total additions during period	-	34,753	-		52,774	87,527

Balance, February 29, 2008	$-	$608,034	$17,587		$52,774	$678,395

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JET GOLD CORP.

(An Exploration Stage Company)

Notes to Financial Statements

Quarter Ended May 31, 2008 and 2007

(Expressed in Canadian Dollars)

_____________________________________________________________________________________________________________________

4.

MINERAL INTERESTS (Continued)

(a)

Set Ga Done Property, Union of Myanmar

On March 31, 2003, the Company entered into a memorandum of understanding (“MOU”) with Leeward Capital Corp. (“Leeward”) to participate in the acquisition, exploration and development of an exploration block consisting of 700 square kilometres located in Shan State, Union of Myanmar.  Pursuant to the MOU, the Company will expend an initial US $200,000 (done) in acquisition and exploration costs and will advance US $50,000 (done) as a refundable performance bank guarantee to the government of Myanmar. Subsequent expenditures will be shared equally with Leeward.

Leeward has entered into an agreement with the Government of Myanmar to earn a 75% interest in the property, subject to certain back-in provisions reserved by the Government of Myanmar. The 75% interest may be earned by expending approximately US $1,750,000 in exploration on the property over a three-year period and an additional US $1,000,000 on a feasibility study.  These expenditures will be shared equally between the Company and Leeward.  Once the interest has been earned, the Company and Leeward will each have a 37.5% interest in the property with the government of Myanmar holding a 25% carried interest.

During the 2005 fiscal year, the Company and Leeward, due to circumstances beyond their control, did not meet the minimum expenditure requirements of the second exploration year of the Set Ga Done agreement. The Government of Myanmar and the companies agreed verbally to extend the prospecting period.

On July 18, 2006, the Company and Leeward entered into a joint venture partnership agreement with Quad Energy SA (“Quad”) to option a 51% joint venture interest in the property.  Quad commenced a program to spend US $700,000 on exploration and development prior to January 7, 2008.  Once all funds are spent, the Company’s interest would be reduced to 18.4%.

On August 24, 2007, Quad gave notice that they could not secure financing for the joint venture and as a result were opting out of the joint venture agreement mentioned above.  The Company decided not to finance the project due to the political instability in the region and, accordingly, wrote-off $503,907 of exploration and acquisition expenditures.

(b)

Atlin Property, British Columbia

During the 2005 fiscal year, the Company was granted a first right of refusal to acquire the claims once it is satisfied of the value of proceeding further. The Company was required to provide $21,000 (paid) in exploration funds for exploration work on the property.  The Company exercised its option to acquire a 100% interest in 18 mineral claims located in the Atlin Mining Division in British Columbia in consideration of a cash payment of $5,000 (paid), the issuance of 200,000 common shares in stages comprised of 50,000 shares upon signing and approval of the TSX Venture Exchange (“TSX”) (issued), 50,000 shares after $50,000 in exploration expenditures on the property (subsequently issued), 50,000 shares after an additional $75,000 in exploration expenditures on the property and 50,000 shares after an additional $100,000 in exploration expenditures on the property. The Company must also incur exploration expenditures of a minimum of $225,000 over a three-year period as follows: $50,000 by August 20, 2006 (incurred), a further $75,000 by August 20, 2007 and a further $100,000 by August 20, 2008.  The Company will also issue an additional 100,000 shares if the property is put into commercial production and be subject to a 2% net smelter return royalty on gold production.

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JET GOLD CORP.

(An Exploration Stage Company)

Notes to Financial Statements

Quarter Ended May 31, 2008 and 2007

(Expressed in Canadian Dollars)

_____________________________________________________________________________________________________________________

4.

MINERAL INTERESTS (Continued)

(b)

Atlin Property, British Columbia (Continued)

During fiscal 2007, the Company, due to poor placer exploration results, abandoned the placer exploration program and, accordingly, wrote down the carrying value of the property by $94,018.  The remaining carrying value of the property, in management’s estimate, reflects the estimated net realizable value of the property as the Company is continuing to explore for other minerals.

(c)

Naskeena Group Property, British Columbia

The Company entered into an option agreement to acquire a 100% interest in three coal license applications covering lands in the Skeena Mining Division, located near Terrace, British Columbia.  To exercise its option, the Company must complete the following:

(i)

Cash payments aggregating $55,000, with $20,000 (paid) payable on execution of the agreement and $35,000 (paid) payable on regulatory approval;

(ii)

To incur $600,000 in exploration expenditures on the property as follows:

(a)

$100,000 on or before March 31, 2007 (incurred);

(b)

$200,000 on or before March 31, 2008 (incurred);

(c)

$300,000 on or before March 31, 2009;

(iii)

To issue 2,000,000 common shares of the Company to the optionors as follows:

(a)

400,000 common shares on regulatory approval (issued and valued at $122,000);

(b)

400,000 common shares on or before April 21, 2007 (issued and valued at $96,000);

(c)

500,000 common shares on completion of a feasibility report; and

(d)

700,000 common shares upon placing the property into commercial production.

The optionor has retained a 2% royalty on the sale of coal or other products from the property.  The Company has the right to purchase one-half of the royalty by paying $500,000 to the optionor.

(d)

Kshish Property, British Columbia

The Company entered into an option agreement to acquire a 100% interest in three mineralclaims, the Kshish Molybdenum property, in the Skeena Mining Division located near Terrace, British Columbia.  To exercise its option the Company must complete the following;

(iv)

Cash payments aggregating $25,000, with $5,000 (paid) payable on execution of the agreement, $5,000 (paid) 30 days from TSX Venture Exchange approval, $5,000 (paid) six months from regulatory approval date, $5,000 one year from regulatory approval date and the production of a 43-101 report recommending continuation of exploration and  $5,000 two years from regulatory approval;

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JET GOLD CORP.

(An Exploration Stage Company)

Notes to Financial Statements

Quarter Ended May 31, 2008 and 2007

(Expressed in Canadian Dollars)

_____________________________________________________________________________________________________________________

4.

MINERAL INTERESTS (Continued)

(e)

Kshish Property, British Columbia

(v)

To incur $500,000 in exploration expenditures on the property as follows:

(a)

$50,000 on or before December 3, 2008;

(b)

$150,000 on or before December 3, 2009;

(c)

$300,000 on or before December 3, 2010;

(d)

$500,000 on or before December 3, 2011

(vi)

To issue 800,000 common shares of the Company to the optionors as follows:

(a)

250,000 common shares on regulatory approval (issued and valued at $40,000);

(b)

150,000 common shares one year from the date of regulatory approval;

(c)

100,000 common shares two years from date of regulatory approval;

(d)

300,000 common shares upon placing the property into commercial production

5.

REALIZATION OF ASSETS

The investment in and expenditures on mineral and oil and gas interests comprise a significant portion of the Company’s assets.  Realization of the Company’s investment in these assets is dependent upon the establishment of legal ownership, the attainment of successful production from the interests or from the proceeds of disposal.

Although the Company has taken steps to verify the title to the mineral and oil and gas interests in which it has an interest in accordance with industry standards for the current stage of exploration of such properties, these procedures do not guarantee the Company’s title.  Property title may be subject to unregistered prior agreements or transfers and title may be affected by undetected defects.

6.

OIL AND GAS INTERESTS

(a)

Stewart Prospect, Texas

The Company acquired a 2.5% working interest (1.875% net revenue interest) in a drilling test well on an oil and gas prospect located in Goliad County, Texas. The test well was plugged and abandoned and, accordingly, $26,042 in exploration costs has been written-off, leaving a carrying value of $5,410 in acquisition costs for the prospect at November 30, 2006. The current carrying value of the interest is $10,316 as at May 31, 2008.

(b)

Funk Prospect, Texas

The Company acquired a 5% working interest (0.725% net revenue interest) in a drilling test well on an oil and gas prospect located in Goliad County, Texas.  The Company advanced $136,356 for its share of the estimated project costs to August 31, 2006.  The Company has received $2,188 in revenue to May 31, 2008and has been netted against the project cost.

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JET GOLD CORP.

(An Exploration Stage Company)

Notes to Financial Statements

Quarter Ended May 31, 2008 and 2007

(Expressed in Canadian Dollars)

_____________________________________________________________________________________________________________________

6.

OIL AND GAS INTERESTS (Continued)

(c)

Harris #2 Prospect, Texas

The Company acquired a 2% interest in two drilling projects in Live Oaks County, Texas. The Company advanced $27,564 for its share of the estimated project costs to May 31, 2008.

(d)

Warrner 27-1 Prospect, North Dakota

The Company acquired a 1.5% back-in working interest after payout in a drilling test well on an oil and gas prospect located in Stark County, North Dakota.  The Company advanced $21,371 for its share of the estimated project costs to May 31, 2008.

7.

ASSET RETIREMENT OBLIGATION

The Company is subject to various regulatory and statutory requirements relating to the protection of the environment. At May 31, 2008, the Company estimates that costs relating to future site restoration and abandonment based on work done to that date will be immaterial. The Company has currently made no provision for site restoration costs or potential environmental liabilities as all property interests are still in the exploration stage.  Factors such as further exploration, inflation and changes in technology may materially change the cost estimate in the future.

The operations of the Company are complex and regulations and legislation affecting the Company are continually changing. Although the ultimate impact of these matters on net loss cannot be determined at this time, it could be material for any future quarter and/or year.

8.

EQUIPMENT

		2008		2007
	Cost	Accumulated Amortization	Net	Net

Office furniture and equipment	$13,630	$10,131	$3,499	$2,559

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JET GOLD CORP.

(An Exploration Stage Company)

Notes to Financial Statements

Quarter Ended May 31, 2008 and 2007

(Expressed in Canadian Dollars)

_____________________________________________________________________________________________________________________

9.

CAPITAL STOCK

(a)

Authorized

Unlimited common shares without par value

(b)

Issued

	Number of
	Common Shares		Amount

Balance, August 31, 2006		$
Issued for cash
Exercise of options	75,000		10,000
Exercise of warrants	315,000		46,500
Private placement	100,000		15,000
Private placement - flow-through shares	900,000		135,000
Issued for mineral interests	400,000		96,000
Future income tax effect on flow through share renunciation	-		(45,755)
Fair value of options exercised	-		8,560

Balance, August 31, 2007		$
Issued for cash
Exercise of options	675,000		91,250
Exercise of warrants	480,000		73,000
Private placement	3,200,000		480,000
Fair value of options exercised	-		85,007
Issued for mineral interests	250,000		40,000

Balance, May 31, 2008	26,618,755		$5,901,866

(c)

Private placement

In April 2008, the Company closed a private placement as follows: 1,000,000 flow-through units at a price of $0.15 per unit, each unit comprised one common share and one warrant to buy one common share at $0.25 for two years; and 2,200,000 regular units for a unit price of $0.15 per unit, each unit comprised one common share and a two-year share purchase warrant to buy one common share at $0.25 each; for gross proceeds of $480,000.

In January 2007, the Company closed a private placement as follows: 900,000 flow-through units at a price of $0.15 per unit, each unit comprised one common share and one warrant to buy one common share at $0.25 for two years; and 100,000 regular units for a unit price of $0.15 per unit, each unit comprised one common share and a two-year share purchase warrant to buy one common share at $0.25 each; for gross proceeds of $150,000.

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JET GOLD CORP.

(An Exploration Stage Company)

Notes to Financial Statements

Quarter Ended May 31, 2008 and 2007

(Expressed in Canadian Dollars)

_____________________________________________________________________________________________________________________

9.

CAPITAL STOCK (Continued)

(d)

Income tax effect on flow-through share renouncements

In December 2006, the Company renounced $134,100 (2006 - $nil) of exploration expenditures under its flow-through share program, resulting in a $45,755 charge to capital stock as cost of share issuance and a future tax liability in the same amount.

(e)

Warrants

As at May 31, 2008, the Company has warrants outstanding for the purchase of common shares as follows:

		Outstanding				Outstanding
	Exercise	August 31,				May 31
Expiry Date	Price	2007	Issued	Exercised	Expired	2008

October 28, 2006/2007	$ 0.12/$ 0.15	620,000	-	470,000	150,000	-
April 13, 2008	$ 0.35	2,250,000	-	-	2,250,000	-
April 13, 2008	$ 0.35	225,000	-	-	225,000	-
January 9, 2009	$ 0.25	970,000	-	10,000	-	960,000
April 28, 2010	$0.25	-	3,200,000	-	-	3,200,000

		4,065,000	3,200,000	480,000	2,625,000	4,160,000

(f)

Stock options

The Company has implemented a rolling stock option plan whereby a maximum of 10% of the issued shares will be reserved for issuance under the plan. As at May 31, 2008, there are 2,606,000 stock options vested and outstanding as follows:

		Outstanding				Outstanding
	Exercise	August 31,				May 31,
Expiry Date	Price	2007	Granted	Exercised	Forfeited	2008

April 13, 2008 *	$ 0.25	225,000	-	-	225,000	-
October 27, 2008	$ 0.15	275,000	-	250,000		25,000
September 29, 2009	$ 0.20	200,000	-	-	-	200,000
December 31, 2009	$ 0.20	50,000	-			50,000
September 1, 2010	$ 0.10	390,000	-	350,000		40,000
March 6, 2011	$ 0.13	100,000	-	-	-	100,000
March 9, 2011	$ 0.13	75,000	-	-	-	75,000
October 30, 2011	$ 0.17	100,000		-	-	100,000
January 24, 2012	$ 0.20	75,000		-	-	75,000
April 18, 2012	$ 0.25	848,000		75,000	-	773,000
October 15, 2012	$0.185	-	775,000			775,000
May 5, 2013	$0.235	-	393,000			393,000
		2,338,000	1,168,000	675,000	225,000	2,606,000

* Agent’s options

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JET GOLD CORP.

(An Exploration Stage Company)

Notes to Financial Statements

Quarter Ended May 31, 2008 and 2007

(Expressed in Canadian Dollars)

_____________________________________________________________________________________________________________________

9.

CAPITAL STOCK (Continued)

(g)

Stock-based compensation

Stock-based compensation in the amount of $191,717 (2007 - $142,073) has been recorded as an expense in the period ended May 31, 2008.  The stock-based compensation for the year would be allocated in the statements of operations and deficit as follows:

Consulting	$126,857
Administration	64,860

$191,717

The fair value of stock options used to calculate compensation expense is estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	May 31, 2008	Aug.31, 2007	Aug.31, 2006

Risk-free interest rate	3.95%	4.11%	3.94%
Expected dividend yield	0	0	0
Expected stock price volatility	113%	121%	125%
Expected option life in years	5	3	3

Option pricing models require the input of highly subjective assumptions including the expected price volatility.  Changes in the subjective input assumptions can materially affect the fair value estimate.

(h)

Contributed surplus

	May 31, 2008	2007

Contributed surplus, beginning of period	$475,791	$277,101
Stock based compensation	191,717	207,250
Stock options exercised during the period	(85,007)	(8,560)

Contributed surplus, end of year	$582,501	$475,791

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JET GOLD CORP.

(An Exploration Stage Company)

Notes to Financial Statements

Quarter Ended May 31, 2008 and 2007

(Expressed in Canadian Dollars)

_____________________________________________________________________________________________________________________

10.

RELATED PARTY TRANSACTIONS

(a)

The Company paid $45,000 (2007 - $36,000) to a company controlled by the president of the Company pursuant to a consulting agreement dated May 15, 2003 for the provision of office and administration services and also paid $7,112 (2007 - $4,700) for office rent to a company controlled by the president. The Company paid $13,500 (2007 - $13,500) to a company controlled by an officer of the Company for consulting.

(b)

The president of the Company is a member, as to a 25% interest, in the optionor of the Naskeena Group Property (note 4(c)).

(c)

Directors and officers of the Company exercised options to acquire 625,000 (2006 – Nil) shares for proceeds of $78,750 (2006 - $Nil).

11.

SEGMENTED DISCLOSURE

The Company has two operating segments, being the exploration and development of mineral interests, and investment in oil and gas interests.  The expenditures incurred on mineral and oil and gas interests by geographic location are as follows:

	Canada	United States	Total

Mineral interest	$838,395	$-	$838,395
Oil and gas interests	-	194,049	194,049
Equipment	3,678	-	3,678

	$842,073	$194,049	$1,036,122

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